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                                                                   Exhibit 10.61

                             1999 PROXIM CORPORATION
                              STOCK INCENTIVE PLAN
                        (amended and restated June 2002)

         1.       Purpose of the Plan

                  The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

         2.       Definitions

                  The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

                  (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

                  (b) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

                  (c) Award: An Option or Other Stock-Based Award granted pursuant to the Plan.

                  (d) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

                  (e)      Board: The Board of Directors of the Company.

                  (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

                  (g)      Committee: The Compensation Committee of the Board.

                  (h) Change in Control: The occurrence of any of the following events:

                           (i)      any Person (other than Ripplewood Holdings
L.L.C. ("Ripplewood Holdings"), an Affiliate of Ripplewood Holdings L.L.C., or any Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the Effective Date, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the

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Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company's then-outstanding securities;

                           (ii)     during any period of twenty-four consecutive
months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii), (iv) or (v) of the Plan or (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (iii)    the consummation of any transaction or
series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the stockholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or its parent) outstanding immediately after such merger or consolidation; or

                           (iv)     the complete liquidation of the Company or
the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly owned subsidiary.

                  (i)      Company: Proxim Corporation, a Delaware corporation.

                  (j) Effective Date: The date the Board approves the Plan or the date the Plan is approved by the Company's stockholders, whichever is earlier.

                  (k) Fair Market Value: On a given date, the value per Share determined as follows:

                           (i)      If the Shares are listed on any established
stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Shares) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                           (ii)     If the Shares are quoted on the NASDAQ
System (but not on the National Market System thereof) or are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and

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low asked prices for a Share on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

                           (iii)    In the absence of an established market for
the Shares, the Fair Market Value shall be determined in good faith by the Committee.

                  (l) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

                  (m)      Other Stock-Based Awards: Awards granted pursuant to
Section 7 of the Plan.

                  (n) Option: A stock option granted pursuant to Section 6 of the Plan.

                  (o) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

                  (p) Participant: An employee, director or consultant of the Company or any Affiliate who is selected by the Committee to participate in the Plan.

                  (q) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 7(b) of the Plan.

                  (r) Permanent Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Permanent Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant's disability or infirmity that is satisfactory to the Committee.

                  (s) Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

                  (t)      Plan: The 1999 Proxim Corporation Stock Incentive
Plan.

                  (u) Shares: Shares of Class A common stock of the Company.

                  (v)      Subsidiary: A subsidiary corporation, as defined in
Section 424(f) of the Code (or any successor section thereto).

         3.       Shares Subject to the Plan

                  The total number of Shares that may be issued under the Plan, the number of which includes prior stockholder approved share increases, is 13,500,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of

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cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares that are subject to Awards that terminate or lapse may be granted again under the Plan.

         4.       Administration

                  (a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

         5.       Limitations

                  No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

         6.       Terms and Conditions of Options

                  Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

                  (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an

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Option is granted; provided, however, that the Option Price per Share for ISOs shall be as provided for in Section 6(d).

                  (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee.

                  (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i),
(ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and partly in such Shares or (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

                  (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of
Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either
(i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

                  (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

         7.       Other Stock-Based Awards

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         (a)      Generally. The Committee, in its sole discretion, may grant
Awards of Shares or Awards of restricted Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

         (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 7 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance- Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price;
(xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow;
(xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. A Performance- Based Award shall include a maximum performance level above which no increased payment will be made. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the

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provisions of Section 162(m) of the Code, elect to defer receipt of a
Performance-Based Award. In the case of an Option that is intended to constitute a Performance-Based Award: (i) no Participant shall be granted, in any fiscal year of the Company, an Option to purchase more than 1,500,000 Shares, provided, however, that (ii) in connection with his or her initial service with the Company, a Participant may be granted an Option to purchase up to an additional 1,500,000 Shares, which shall not count against the limit set forth in subsection (i) above, (iii) the foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 8(a), and (iv) if an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 8(a)), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above, and for this purpose, if the Option Price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

         8.       Adjustments Upon Certain Events

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

                  (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reverse Share split reorganization, recapitalization, merger, consolidation, spin-off, reclassification, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

                  (b) Change in Control. In the event of a Change of Control after the Effective Date, (i) the Committee may, but shall not be obligated to, provide that any outstanding Awards then held by Participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control and (ii) the Committee may, but shall not be obligated to, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options over the aggregate exercise price of such Options.

         9.       No Right to Employment or Awards

                  The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's

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determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

         10.      Successors and Assigns

                  The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

         11.      Nontransferability of Awards

                  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution; provided, however, that in no event shall an Option be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution or, under certain circumstances pursuant to applicable law (including, without limitation, gifts to "immediate family" members). An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

         12.      Amendments or Termination

                  The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 8 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

         13.      Choice of Law

                  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

14.      Effectiveness of the Plan

                  The Plan shall be effective as of the Effective Date, subject to the approval of the stockholders of the Company, which shall be obtained within twelve months of the Effective Date.

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